POWER OF ATTORNEY

WHEREAS, the undersigned individual is a director (the "Director") of Alpharma Inc., a Delaware corporation (the "Company"), and therefore must periodically file certain reports with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange of 1934 ("Section 16 Reports").

NOW, THEREFORE, the undersigned Director hereby appoints and empowers each of Robert Wrobel, Executive Vice President, Chief Legal Officer, and Matthew Farrell, Executive Vice President, Chief Financial Officer, and Albert N. Marchio, II, Vice President, Treasurer of the Company, to prepare, sign and file Section 16 Reports on such Director's behalf, and to do all things incident and necessary to that end.

The undersigned Officer has caused this Power of Attorney to be executed this 25 day of May, 2004.

/s/ Ray Perez

Ray Perez

Acknowledged and Accepted this	Acknowledged and Accepted this
25 day of May, 2004	25 day of May, 2004

/s/ Matthew Farrell	/s/ Robert Wrobel
Matthew Farrell	Robert Wrobel

Acknowledged and Accepted this
25 day of May, 2004

/s/ Albert N. Marchio, II
Albert N. Marchio, II